Exhibit 99.1

News Release

Hi-Crush Partners LP Announces Changes to Board of Directors

Houston, Texas - February 17, 2015 - Hi-Crush Partners LP (NYSE: HCLP), or Hi-Crush, announced today changes to the board of directors of its general partner, Hi-Crush GP LLC.

Hi-Crush announced that Mr. Steve Webster has decided to resign from the board of directors of Hi-Crush GP LLC, effective February 17, 2015. Mr. Webster has been a director of the general partner since its formation in May 2012 and is resigning his board position solely for personal reasons and time considerations.

“The board of directors of the general partner sincerely thanks Steve Webster for his significant contributions and outstanding service during his time with Hi-Crush,” said James M. Whipkey, Co-Chief Executive Officer of Hi-Crush. “Steve’s experience and leadership proved a valuable asset to Hi-Crush over the last three years; he has been a consistently helpful business advisor to the board and management, helping to lay strategic groundwork for Hi-Crush’s ongoing growth. We wish Steve the very best in his future endeavors.”

As a result of Mr. Webster’s resignation, Hi-Crush announced the election of Mr. R. Graham Whaling to the board of directors of its general partner, effective February 17, 2015.

Mr. Whaling has a 35 year background in the energy industry. Since 2014, Mr. Whaling has served as an energy industry advisor for Avista Capital Partners. Prior to joining Avista Capital Partners, Mr. Whaling served as Chief Executive Officer of Parkman Whaling, an oil and gas investment banking advisory firm, which he co-founded in July 2007. Prior to that, Mr. Whaling was chairman and Chief Executive Officer of Laredo Energy, L.P., which he co-founded in 2001. Mr. Whaling holds an M.B.A. from the Wharton School of the University of Pennsylvania and a bachelor’s degree in petroleum engineering from the University of Texas.

"Mr. Whaling’s successful track record in the energy industry enhances the knowledge and experience of the board," said Robert E. Rasmus, Co-Chief Executive Officer of Hi-Crush. "His extensive experience as both a founder and leader of energy businesses, coupled with his operational and financial expertise, fits well with the Hi-Crush history.  We are pleased to have Graham join us and believe he will make a meaningful contribution to Hi-Crush."

About Hi-Crush

Hi-Crush is an integrated producer, transporter, marketer and distributor of high-quality monocrystalline sand, a specialized mineral that is used as a proppant to enhance the recovery rates of hydrocarbons from oil and natural gas wells. Our reserves, which are located in Wisconsin, consist of "Northern White" sand, a resource that exists predominately in Wisconsin and limited portions of the upper Midwest region of the United States. Hi-Crush owns and operates the largest distribution network in the Marcellus and Utica shales, and has distribution capabilities throughout North America. For more information, visit www.hicrushpartners.com.

Forward-Looking Statements

Some of the information in this news release may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Forward-looking statements give our current expectations, and contain projections of results of operations or of financial condition, or forecasts of future events. Words such as “may,” “assume,” “forecast,” “position,” “predict,” “strategy,” “expect,” “intend,” “plan,” “estimate,” “anticipate,” “could,” “believe,” “project,” “budget,” “potential,” or “continue,” and similar expressions are used to identify forward-looking statements. They can be affected by assumptions used or by known or unknown risks or uncertainties. Consequently, no forward-looking statements can be guaranteed. When considering these forward-looking statements, you should keep in mind the risk factors and other cautionary statements in Hi-Crush’s reports filed with the Securities and Exchange Commission (“SEC”), including those described under Item 1A of Hi-Crush’s Form 10-K for the year ended December 31, 2013 and any subsequently filed 10-Q. Actual results may vary materially. You are cautioned not to place undue reliance on any forward-looking statements. You should also understand that it is not possible to predict or identify all such factors and should not consider the risk factors in our reports filed with the SEC or the following list to be a complete statement of all potential risks and uncertainties. Factors that could cause our actual results to differ materially from the results contemplated by such forward-looking statements include: the volume of frac sand we are able to sell; the price at which we are able to sell frac sand; the outcome of any pending litigation; changes in the price and availability of natural gas or electricity; changes in prevailing economic conditions; and difficulty collecting receivables. All forward-looking statements are expressly qualified in their entirety by the foregoing cautionary statements. Hi-Crush’s forward-looking statements speak only as of the date made and Hi-Crush undertakes no obligation to update or revise its forward-looking statements, whether as a result of new information, future events or otherwise.

Investor Contact
Investor Relations
ir@hicrushpartners.com
(713) 960-4811

Source: Hi-Crush Partners LP